CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Reports to Shareholders", "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 14 to the Registration Statement (Form N-1A No. 33-64368) of Neuberger & Berman International Trust, a series of Neuberger & Berman Equity Trust, and to the incorporation by reference of our report dated October 3, 1997 on Neuberger & Berman International Portfolio, a series of Global Managers Trust, included in the 1997 Annual Report to Shareholders of Neuberger & Berman Equity Funds.





                                                /s/ ERNST & YOUNG
                                                -------------------------
                                                ERNST & YOUNG


George Town, Grand Cayman
Cayman Islands
January 6, 1998